[EXECUTION COPY]

FIFTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of April 19, 2006 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by FERRO CORPORATION, an Ohio corporation (the “Borrower”), and certain of the Lenders (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, National City Bank, as Administrative Agent, and Credit Suisse (formerly Credit Suisse First Boston), as Syndication Agent, are parties to the Credit Agreement, dated as of August 31, 2001 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders amend and waive certain provisions of the Existing Credit Agreement and the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to amend and waive such provision of the Existing Credit Agreement as set forth below;

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

“Amendment” is defined in the preamble.

“Borrower” is defined in the preamble.

“Credit Agreement” is defined in the first recital.

“Existing Credit Agreement” is defined in the first recital.

“Fifth Amendment Effective Date” is defined in Article IV.

SECTION 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II

AMENDMENTS TO CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

SECTION 2.1. Amendments to Section 1. Section 1 of the Existing Credit Agreement is hereby amended by inserting the following definitions in the proper alphabetical sequence:

“Ferro Electronic” means Ferro Electronic Materials Inc., a Delaware corporation.

“SPV” means Ferro Finance Corporation, an Ohio corporation and any other Person that is a Subsidiary of the Borrower that is a special purpose entity, variable interest entity or other bankruptcy remote entity created for the purpose of facilitating a Permitted Receivables Program.

SECTION 2.2. Amendment to Section 8. Section 8 of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.2.1. Amendment to Section 8.11. Section 8.11 of the Existing Credit Agreement is hereby amended by adding a new clause (c) at the end of clause (b) thereof that reads as follows:

(c) Notwithstanding the foregoing provisions of this section 8.11, no SPV shall be required, under any circumstances, to join the Subsidiary Guaranty.

SECTION 2.2.2. Amendment to Section 8.14. Section 8.14 of the Existing Credit Agreement is hereby amended by adding a new sentence at the end of such Section that reads as follows:

In furtherance thereof, the Borrower hereby agrees that (i) it will cause the Administrative Agent to have a perfected security interest in any deposit account owned by it or any Domestic Subsidiary that is a Material Subsidiary (other than a SPV) in which such Person has deposited in excess of $1,000,000 and (ii) it will not permit any Domestic Subsidiary that is not a Material Subsidiary (other than a SPV) to maintain any deposit accounts in which an amount in excess of $1,000,000 is deposited.

SECTION 2.3. Amendments to Section 9. Section 9 of the Existing Credit Agreement is hereby amended as follows:

SECTION 2.3.1. Amendment to Section 9.2. Section 9.2 of the Existing Credit Agreement is hereby amended as follows:

(a) Section 9.2(a)(iv) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

(iv) the making of any Asset Sale by (i) the Borrower to any Wholly-Owned Subsidiary or (ii) Ferro Electronic to any SPV pursuant to the Permitted Receivables Programs.

(b) Section 9.2(a)(vi) of the Existing Credit Agreement is hereby amended by adding the parenthetical “(unless it is an SPV)” after the phrase “the purchasing Subsidiary must”.

SECTION 2.3.2. Amendments to Section 9.2(b). Section 9.2(b) of the Existing Credit Agreement is hereby amended by:

(a) inserting the phrase “or to a SPV” after the phrase “who is not a Subsidiary of the Borrower”; and

(b) deleting the words “Default or” set forth in subclause (ii) thereof.

SECTION 2.3.3. Amendment to Section 9.12. The last sentence of Section 9.12 of the Existing Credit Agreement is hereby amended and restated as follows:

The foregoing prohibitions shall not apply to (i) restrictions contained in any Credit Document or (ii) restrictions contained, in the case of clause (a), in any agreement governing any Indebtedness permitted by section 9.5 as to the assets financed with the proceeds of such Indebtedness and (iii) any SPV (including any agreements entered into prior to the date hereof).

ARTICLE III
LIMITED WAIVER TO CREDIT AGREEMENT

SECTION 3.1. Collateral Waivers. Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, notwithstanding the requirements of Section 8.14 of the Existing Credit Agreement, the parties hereto hereby agree that on or prior to June 30, 2006, the Borrower will, and will cause each such Material Subsidiary to take all such actions as requested by the Administrative Agent to ensure that the Administrative Agent (for the benefit of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on and security interest in all of the real property assets of the Borrower and its Material Subsidiaries located in the United States and to deliver title insurance and surveys satisfactory to the Administrative Agent and legal opinions addressed to all Lenders, the obligees of the Additional Secured Obligations and the Administrative Agent, in form and substance and from counsel, reasonably acceptable to the Administrative Agent, relating to the actions described in this Article. Additionally, the parties hereto hereby agree that notwithstanding the requirements of Section 8.14 of the Existing Credit Agreement, neither the Borrower nor any Material Subsidiary shall have any obligation to (i) perfect security interests in its deposit accounts (other than those maintained with the Administrative Agent or as required by the last sentence of Section 8.14 (after giving effect to this Amendment)) or (ii) take any action under any foreign law to create an enforceable security interest in the Capital Stock of any Foreign Subsidiary pledged as collateral to the Administrative Agent for the benefit of the Lenders.

SECTION 3.2. Financial Delivery Requirements. Effective on (and subject to the occurrence of) the Fifth Amendment Effective Date, notwithstanding anything set forth in the Waiver Letter, dated as of March 28, 2006, among the Borrower and certain of the Lenders or any other Loan Document, the Borrower hereby agrees that it will, no later than June 29, 2006, comply with clauses (a) and (c) of Section 8.1 of the Existing Credit Agreement requiring the Borrower to deliver financial statements with respect to the fiscal year ending December 31, 2005, together with the related compliance certificate and other required documents. In the event of a breach of this covenant, the Borrower hereby agrees to waive the grace period set forth in clause (d) of Section 10.1 of the Credit Agreement.

ARTICLE IV
CONDITIONS TO EFFECTIVENESS

This Amendment and the amendments contained herein shall become effective on the date (the “Fifth Amendment Effective Date”) when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 4.1. Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower and each Lender.

SECTION 4.2. Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 12.1 of the Credit Agreement, if then invoiced.

SECTION 4.3. Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 5.2. Credit Document Pursuant to Existing Credit Agreement. This Amendment is a Credit Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Section 12 thereof.

SECTION 5.3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.4. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 5.5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

SECTION 5.6. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Credit Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Credit Document or of any transaction or further or future action on the part of any Credit Party which would require the consent of the Lenders under the Existing Credit Agreement or any of the Credit Documents.

SECTION 5.7. Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents and warrants to the Lenders, on the Fifth Amendment Effective Date, after giving effect to this Amendment, all statements set forth in clause (b) of Section 6.2 of the Existing Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date) and except to the extent waived hereby or to the extent previously waived in writing by the Lenders.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

FERRO CORPORATION

By:
Title:

CREDIT SUISSE,
as a Lender

By:
Title:

By:
Title:

NATIONAL CITY BANK,

as a Lender

By:
Title:

[INSERT NAME OF LENDER],

as a Lender

By:

Title: